Exhibit 99.1

Sierra Monitor Corporation Announces Financial Results
for the Second Quarter Ended June 30, 2018

Year-to-Date Sales Increase 14% Compared to Prior Year

Milpitas, California – July 26, 2018 – Sierra Monitor Corporation (OTCQB: SRMC), a provider of Industrial Internet of Things (IIoT) solutions that target facility automation and facility safety requirements, today announced financial results for the second quarter ended June 30, 2018.

Sierra Monitor will host a conference call to discuss the financial results on Thursday, July 26, 2018 at 10:00 AM Pacific Time. The conference call can be accessed live over the phone by dialing (844) 392-1914 or for international callers by dialing +1 (270) 823-1072 and referencing conference ID 3992748.

Financial Highlights

●	Reported Q2 2018 net sales of approximately $5.6 million, compared to approximately $4.8 million in the same prior year period.

●	Recorded Q2 2018 gross profit of 58%, compared to 58% in the same prior year period.

●	Reported Q2 2018 GAAP net income per share of $0.00 (basic and diluted), compared to GAAP net loss of $0.04 per share (basic and diluted) for the same prior year period.

●	Posted Q2 2018 EBITDA income of $0.1 million, compared to EBITDA loss of approximately $0.6 million for the same prior year period.

●	Reported Q2 2018 Non-GAAP net income per share of $0.02 (basic and diluted), compared to Non-GAAP net loss of $0.03 per share (basic and diluted) in the same prior year period.

●	Ended Q2 2018 with a cash balance of approximately $2.7 million and no bank debt compared to a cash balance of $3.2 million and no bank debt on December 31, 2017.

●	Declared twenty-third consecutive quarterly dividend of $0.01 per share, to be paid on May 15, 2018.

Second Quarter and Six Month 2018 Financial Results

Net sales for the quarter ended June 30, 2018 were $5,550,598, compared to $4,835,420 reported for the same period of 2017. Sierra Monitor posted a GAAP net income of $45,864 or $0.00 per share (basic and diluted), for the quarter ended June 30, 2018, compared to GAAP net loss of $425,464 or $0.04 per share (basic and diluted), for the same period of 2017. See Table A of this release for condensed statements of operations. Approximately $400,000 of the prior year period net loss was attributable to one-time reorganization costs.

Sierra Monitor posted non-GAAP net income of $181,675 or $0.02 per share (basic and diluted), for the quarter ended June 30, 2018, compared to non-GAAP net loss of $275,102 or $0.03 per share (basic and diluted), for the same period of 2017. See Table C of this release for a reconciliation of GAAP to non-GAAP operating results. Approximately $400,000 of the prior year period non-GAAP net loss was attributable to one-time reorganization costs.

Sierra Monitor recorded EBITDA of $142,222 for the quarter ended June 30, 2018, compared to negative EBITDA of $580,982 for the same period of 2017. See Table D of this release for reconciliation between GAAP Net Income and EBITDA operating results. Approximately $580,000 of the prior year period EBITDA loss was attributable to one-time reorganization costs.

Net sales for the six months ended June 30, 2018 were $10,701,614, compared to $9,362,610 reported for the same period of 2017. Sierra Monitor posted GAAP net income of $97,125 or $0.01 per share (basic and diluted), for the six months ended June 30, 2018, compared to GAAP net loss of $559,306 or $0.05 per share (basic and diluted), for the same period of 2017. See Table A of this release for condensed statements of operations. Approximately $400,000 of the prior period year-to-date net loss was attributable to one-time reorganization costs.

Sierra Monitor posted non-GAAP net income of $360,329 or $0.04 per share (basic) and $0.03 (diluted), for the six months ended June 30, 2018, compared to non-GAAP net loss of $253,007 or $0.02 per share (basic and diluted) for the same period of 2017. See Table C of this release for a reconciliation of GAAP to non-GAAP operating results. Approximately $400,000 of the prior period year-to-date non-GAAP net loss was attributable to one-time reorganization costs.

Sierra Monitor posted EBITDA of $291,709 for the six months ended June 30, 2018, compared to negative EBITDA of $675,184 for the same period of 2017. See Table D of this release for reconciliation between GAAP Net Income and EBITDA operating results. Approximately $580,000 of the prior period year-to-date negative EBITDA was attributable to one-time reorganization costs.

Sierra Monitor had $2,730,511 in cash on June 30, 2018 with no bank borrowings, compared to $3,191,722 on December 31, 2017. Net trade receivables on June 30, 2018 were $2,957,167, compared to $3,254,681 on December 31, 2017. The company’s days’ sales outstanding were 50 days, compared to 48 days for the same period in 2017. Inventory at the end of Q2 2018 was $3,584,264 compared to $3,138,261 on December 31, 2017. See Table B of this release for a summary of the balance sheet.

Business Highlights

“The second quarter of 2018 was another very positive step in SMC’s growth. We are pleased to see sales growth and profitability particularly in relation to the same period of last year. We believe that we are starting to see the benefits of the investments we have made across the company in our Protect, Connect and Cloud offers. Customers are seeing the value of the solutions and are investing in Sierra Monitor’s products as a result”, said Jeff Brown, President/CEO. Our sales teams and channel partners are working to solve complex problems for your customers. Some examples include:

●	Safe Fire Detection: Safe Fire needed a way to interconnect their proprietary solutions to building management system using industry standard BACnet and Modbus protocols. In addition, they wanted the ability to manage, visualize and review their systems from the cloud. Working with SMC, Safe Fire used our gateway products to interface to both the building management and SMC’s cloud to achieve their objectives.

●	Rab Lighting: This manufacturer of cloud-based lighting control systems needed a way to interface to multiple protocols at each location with a building management system. As a cloud-based solution, interfaces were challenging locally but SMC’s ProtoNode gateway allowed Rab to meet the requirements of their customers for this connectivity.

●	SMC worked with one of the largest skid manufacturers in the US to implement gas sensing solutions focused on H2S and combustible gases. This customer needed out of the box high reliability, the ability to meet short lead times and high levels of customer service. Their previous suppliers were not able to deliver on these requirements. Working with SMC, they are able to meet their complex sensor needs in a very timely manner while getting the support they need from Sierra Monitor leading to more sales for the customer.

About Sierra Monitor Corporation

Sierra Monitor Corporation addresses the industrial and commercial facilities management market with Industrial Internet of Things (IIoT) solutions that target facility automation and facility safety requirements.

The company’s FieldServer brand of protocol gateways and SMC Cloud target the facility automation segment and are used by OEMs and system integrators to enable local and remote monitoring and control. With more than 200,000 products, supporting over 140 protocols, installed in commercial and industrial facilities, FieldServer is the industry’s leading multi-protocol gateway.

Sierra Monitor’s Sentry IT fire and gas detection solutions address the facilities safety segment and are used by safety managers to protect facility personnel and assets. Tens of thousands of Sentry IT branded controllers, sensor modules, and software are installed at facilities such as natural gas vehicle fueling and maintenance stations, wastewater treatment plants, oil and gas refineries and pipelines, parking garages, and underground telephone vaults.

Headquartered in the heart of Silicon Valley in Milpitas, California, Sierra Monitor was founded in 1978 and has been a public company since 1989. By combining its distinguished track record in industrial sensing and automation with IoT technologies such as wireless, cloud connectivity, and data services, Sierra Monitor is at the forefront of the IIoT market expansion.

For more information visit: http://www.sierramonitor.com/

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including those statements concerning future product plans and releases, market acceptance and adoption of our solutions, macroeconomic trends and market conditions, investment plans, results of operations, market position, and strategic plans and objectives. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors. Further information on these risks, uncertainties and assumptions as well as information regarding other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Sierra Monitor Investor Relations Contact

Tamara S. Allen

CFO, Sierra Monitor Corporation

TAllen@sierramonitor.com

Source: Sierra Monitor Corporation

Table A

SIERRA MONITOR CORPORATION

Statements of Operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net sales	$5,550,598	$4,835,420	$10,701,614	$9,362,610
Cost of goods sold	2,340,709	2,048,474	4,325,271	3,841,280
Gross profit	3,209,889	2,786,946	6,376,343	5,521,330
Operating expenses
Research and development	791,387	768,212	1,565,815	1,528,508
Selling and marketing	1,343,392	1,260,339	2,729,756	2,615,550
General and administrative	988,794	824,726	1,903,506	1,612,538
Non-recurring reorganization expense	-	580,425	-	580,425
	3,123,573	3,433,702	6,199,077	6,337,021
Income (loss) from operations	86,316	(646,756)	177,266	(815,691)
Other income	316	-	316	-
Interest income	174	-	482	-
Income (loss) before income taxes	86,806	(646,756)	178,064	(815,691)
Income tax provision (benefit)	40,942	(221,292)	80,939	(256,385)
Net income (loss)	$45,864	$(425,464)	$97,125	$(559,306)
Net income (loss)available to common shareholders per common share
Basic:	$0.00	$(0.04)	$0.01	$(0.05)
Diluted:	$0.00	$(0.04)	$0.01	$(0.05)
Weighted average number of common shares used in per share computations
Basic:	10,203,995	10,181,553	10,203,995	10,179,053
Diluted:	10,328,108	10,181,553	10,328,108	10,179,053

Table B

SIERRA MONITOR CORPORATION

Condensed Balance Sheets

	June 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash	$2,730,511	$3,191,722
Trade receivables, less allowance for doubtful accounts of approx. $70,000 at June 30, 2018 and $75,000 at December 31, 2017	2,957,167	3,254,681
Inventories, net	3,584,264	3,138,261
Prepaid expenses	585,563	559,368
Income tax deposit	49,214	44,771
Total current assets	9,906,719	10,188,803

Property and equipment, net	276,061	252,143
Deferred income taxes	126,323	126,323
Other assets	89,421	83,153
Total assets	$10,398,524	$10,650,422
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$679,439	$976,092
Accrued compensation expenses	669,452	555,714
Other current liabilities	143,603	199,397
Total current liabilities	1,492,494	1,731,203

Total liabilities	1,492,494	1,731,203

Commitments and contingencies
Shareholders’ equity:
Common stock, $0.001 par value; 20,000,000 shares authorized; 10,203,995 shares issued and outstanding, at June 30, 2018 and December 31, 2017.	10,204	10,204
Additional paid-in capital	4,576,169	4,482,403
Retained earnings	4,319,657	4,426,612
Total shareholders’ equity	8,906,030	8,919,219
Total liabilities and shareholders’ equity	$10,398,524	$10,650,422

The accompanying news release contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures used to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include EBITDA, non-GAAP net income, and basic and diluted non-GAAP net income per share.

Sierra Monitor continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Sierra Monitor believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the Company does not consider part of ongoing operating results when assessing the overall Company performance.

We believe that our non-GAAP financial measures facilitate the comparison of results for current periods with results for past periods. We exclude the following items from non-GAAP financial measures:

Depreciation and Amortization of Tangible and Intangible Assets

In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets including third party approval fees. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Bad Debt Expense

We maintain an allowance for doubtful accounts which is analyzed on a periodic basis to ensure that it is adequate to the best of management’s knowledge. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Inventory Losses

We evaluate our inventories for excess or obsolescence on a quarterly basis. Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand. The quarterly analysis is used to adjust the provision for inventory losses. We exclude the provision for inventory losses from our internal measures for budget and planning purposes.

Stock-based Compensation Expense

Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options. While stock-based compensation is an expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process. For these reasons we exclude stock-based compensation expenses from our non-GAAP financial measures. We compute weighted average dilutive stocks using the methods required by GAAP for both GAAP and non-GAAP diluted net income per share.

EBITDA

EBITDA represents net earnings attributable to Sierra Monitor excluding interest expense, income taxes, depreciation and amortization. As required by SEC rules, we have provided reconciliation on Table D of this measure to the most directly comparable GAAP measure. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions.

Sierra Monitor refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. We are reporting non-GAAP financial measures because we believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Sierra Monitor believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Sierra Monitor’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Sierra Monitor’s financial results in conjunction with the corresponding GAAP measures, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Because of these limitations, Sierra Monitor qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Sierra Monitor management that similar charges and expenses will not be incurred in subsequent periods.

Table C

SIERRA MONITOR CORPORATION

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
GAAP Net Income (Loss)	$45,864	$(425,464)	$97,125	$(559,306)
Adjustments
Depreciation and amortization	55,590	65,774	114,127	140,507
Provision (recovery) for bad debt expense	3,115	-	(4,689)	-
Provision for inventory losses	30,000	-	60,000	-
Stock based comp expense	47,106	84,588	93,766	165,792
Total adjustments	135,811	150,362	263,204	306,299
Non-GAAP Net Income (Loss)	$181,675	$(275,102)	$360,329	$(253,007)

Non-GAAP Net Income (Loss) Per Share:
Basic	$0.02	$(0.03)	$0.04	$(0.02)
Diluted	$0.02	$(0.03)	$0.03	$(0.02)
Weighted-average number of shares used in per share computations:
Basic	10,203,995	10,181,533	10,203,995	10,179,053
Diluted	10,328,108	10,181,533	10,328,108	10,179,053

Table D

SIERRA MONITOR CORPORATION

Reconciliation of GAAP to EBITDA Operating Results

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2018	2017	2018	2017
GAAP Net Income (Loss)	$45,864	$(425,464)	$97,125	$(559,306)
Interest Income	(174)	-	(482)	-
Income Tax Provision (Benefit)	40,942	(221,292)	80,939	(256,385)
Depreciation and amortization	55,590	65,774	114,127	140,507
Non-GAAP EBITDA Income (Loss)	$142,222	$(580,982)	$291,709	$(675,184)